Exhibit 99.2

SOTHERLY HOTELS INC.

PROFORMA FINANCIAL INFORMATION

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

	Sotherly Hotels Inc. Balance Sheet December 31, 2013	Proforma Adjustments of Georgian Terrace		Proforma Balance Sheet
ASSETS
Investment in hotel properties, net	$202,645,633	$58,582,627	(2)(3)	$261,228,260
Investment in joint venture	2,446,039	—		2,446,039
Cash and cash equivalents	9,376,628	(3,778,842	)(1)(2)(5)	5,597,786
Restricted cash	3,796,141	1,754,113	(2)	5,550,254
Accounts receivable, net	1,982,091	465,287	(2)	2,447,378
Accounts receivable-affiliate	101,439	—		101,439
Prepaid expenses, inventory and other assets	2,444,975	430,997	(2)	2,875,972
Shell Island sublease, net	240,196	—		240,196
Deferred income taxes	1,186,122	—		1,186,122
Deferred financing costs, net	3,820,838	606,965	(1)	4,427,803

TOTAL ASSETS	$228,040,102	$58,061,147		$286,101,249

LIABILITIES
Mortgage loans	$160,363,549	$41,500,000	(1)	$201,863,549
Bridge loan	—	19,000,000	(1)	19,000,000
Unsecured notes	27,600,000	—		27,600,000
Accounts payable and accrued liabilities	7,650,219	591,618	(2)	8,241,837
Advance deposits	666,758	—		666,758
Dividends and distributions payable	588,197	—		588,197

TOTAL LIABILITIES	196,868,723	61,091,618		257,960,341
Commitments and contingencies	—	—		—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—		—
common stock, par value $0.01, 49,000,000 shares authorized, 10,206,927 shares and 9,999,786 shares issued and outstanding at December 31, 2013 and 2012, respectively	102,069	—		102,069
Additional paid in capital	57,534,113			57,534,113
Distributions in excess of retained earnings	(32,210,917)	(2,370,719	)(3)(4)(5)	(34,581,636)

Total Sotherly Hotels Inc. stockholders’ equity	25,425,265	(2,370,719)		23,054,546
Noncontrolling interest	5,746,114	(659,752	)(3)(4)(5)	5,086,362

TOTAL EQUITY	31,171,379	(3,030,471)		28,140,908

TOTAL LIABILITIES AND EQUITY	$228,040,102	$58,061,147		$286,101,249

(1)	Financing proceeds of first mortgage and bridge loan
(2)	Acquisition of Georgian Terrace
(3)	Proforma depreciation
(4)	Proforma amortization of deferred financing charges
(5)	Proforma operating income of the Georgian Terrace

SOTHERLY HOTELS INC.

PROFORMA FINANCIAL INFORMATION

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

	Sotherly Hotels Inc. For the year ended December 31, 2013	Proforma Adjustments of Georgian Terrace		Proforma Statement of Operations
REVENUE
Rooms department	$62,837,422	$11,608,351	(5)	$74,445,773
Food and beverage department	22,054,209	6,536,189	(5)	28,590,398
Other operating departments	4,482,896	1,722,547	(5)	6,205,443

Total revenue	89,374,527	19,867,087		109,241,614
EXPENSES
Hotel operating expenses
Rooms department	17,210,445	3,555,858	(5)	20,766,303
Food and beverage department	14,066,145	5,260,642	(5)	19,326,787
Other operating departments	508,868	414,435	(5)	923,303
Indirect	33,683,486	6,111,687	(5)	39,795,173

Total hotel operating expenses	65,468,944	15,342,622		80,811,566
Depreciation and amortization	8,467,228	2,292,717	(6)	10,759,945
Corporate general and administrative	4,360,583	321,959	(5)	4,682,542

Total operating expenses	78,296,755	17,957,298		96,254,053

NET OPERATING INCOME	11,077,772	1,909,789		12,987,561
Other income (expense)
Interest expense	(11,647,141)	(4,940,260	)(7)	(16,587,401)
Interest income	17,914	—		17,914
Equity income in joint venture	453,700	—		453,700
Realized and unrealized loss on warrant derivative	(2,205,248)	—		(2,205,248)
Impairment of investment in hotel properties, net	(611,000)	—		(611,000)

Net( loss) income before income taxes	(2,914,003)	(3,030,471)		(5,944,474)
Income tax provision	(1,521,182)	—		(1,521,182)

Net (loss) income	(4,435,185)	(3,030,471)		(7,465,656)
Add: Net loss(income) attributable to the noncontrolling interest	981,126	659,752		1,640,878

Net (loss)income attributable to the Company	$(3,454,059)	$(2,370,719)		$(5,824,778)

Net loss per share attributable to the Company
Basic and diluted	$(0.34)	$(0.23)		$(0.57)
Weighted average number of shares outstanding
Basic and diluted	10,156,955	10,156,955		10,156,955

(1)	Financing proceeds of first mortgage and bridge loan
(2)	Acquisition of Georgian Terrace
(3)	Proforma depreciation
(4)	Proforma amortization of deferred financing charges
(5)	Proforma operating income of Georgian Terrace
(6)	Proforma depreciation
(7)	Proforma interest expense